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                                                                    Exhibit 23.1



      [LETTERHEAD OF SAMUEL KLEIN & COMPANY, CERTIFIED PUBLIC ACCOUNTANTS]

July 21, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance 450
Fifth Street, N.W.
Washington, D.C. 20549

Re:   RS Group of Companies, Inc. (formerly Rent Shield Corp.)
      Form SB-2 and Amendments

Ladies and Gentlemen:

As independent certified public accountants, we hereby consent to the use in this Registration Statement on Form SB-2 and any amendments thereto of our report dated March 24, 2004, relating to the financial statements of RS Group of Companies, Inc. (formerly Rent Shield Corp.).

Sincerely,


/s/ Samuel Klein & Company
--------------------------

Samuel Klein & Co. CPA
Newark, New Jersey